UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2019

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14921 Chestnut St., Westminster, California	92683
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BLGO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                    ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 29, 2019, BioLargo, Inc. (the “Company”) closed a private securities offering through which it offered twelve-month promissory notes at a 25% original issue discount (“Twelve-Month OID Note”) and stock purchase warrants (“Warrant”) to accredited investors. The Company received subscriptions in an aggregate total of $1,835,000. Once the investments are fully processed, the Company expects to issue promissory notes in the aggregate principal amount of $2,293,750. Each OID note matures twelve months from the date of issuance, and accrues interest at an annual rate of 5%. It may be converted by the investor at any time at $0.17 per share, subject to adjustment in the event the Company issues a fixed-price convertible note at a lower conversion rate, or conducts an equity offering at a per-share price less than the conversion price. The Company may prepay the notes at any time upon 10 days’ notice to the investor, during which time they may convert the note to stock, and must prepay the notes upon conclusion of a securities offering in which at least $3.5 million is raised. In the event such an offering is not concluded prior to the maturity date of the note, or the note is not otherwise paid in full, the Company shall redeem the Note at maturity by issuing the number of shares of common stock equal to the outstanding balance divided by the lower of (i) the current conversion price and (ii) seventy percent (70%) of the lowest daily volume weighted average price during the 25 trading days immediately preceding the conversion.

In addition to the note, each investor will receive a warrant to purchase BioLargo common stock for $0.25 per share, expiring 5 years from the date of issuance (the “Warrant”). The number of shares purchasable under the warrant is equal to the 75% of the principal balance of the note divided by .17. If the warrant shares are not registered within 18 months of the warrant issue date, the warrant will allow for a cashless exercise. Once the investments are fully processed, the Company expects to issue warrants to purchase approximately 10.2 million shares.

In addition to the foregoing, two holders of a secured line of credit issued in 2018, in the aggregate principal amount $180,000, converted the principal amount of their investment into Twelve-Month OID Notes and Warrants under the terms of the above-described offering. Once the investments are fully process, the Company anticipates issuing notes in the principal amount of $225,000, and warrants to purchase 992,647 shares.

On July 29, 2019, Tangiers Global, LLC, elected to convert $330,000 principal amount and $39,600 accrued interest due on its promissory note issued January 31, 2019, into 2,640,000 shares of common stock. On August 2, 2019, Tangier’s invested an additional $350,000 and, once the investment is processed, will receive a promissory note with the same terms and conditions as the Twelve-Month OID Note described above in the principal amount of $437,500, and a stock purchase with the same terms and conditions as those issued to the Twelve-Month OID Note investors, allowing for the purchase of 1,930,147 shares.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 is incorporated herein by this reference as though fully set forth.

Item 5.07  Submission of Matters to a Vote of Security Holders

The Company held its 2019 annual stockholder meeting on July 31, 2019. The following matters were each submitted to a vote of stockholders through the solicitation of proxies or otherwise:

1.

A proposal to elect the following seven individuals to our Board of Directors: Dennis P. Calvert, Kenneth R. Code, Dennis E. Marshall, Joseph L. Provenzano, Kent C. Roberts II, John S. Runyan and Jack B. Strommen.

2.	Advisory approval of the Company’s executive compensation.

3.	A proposal to ratify the appointment of Haskell & White LLP as our independent public accounting firm for the 2019 fiscal year.

4.

A proposal to authorize a reverse stock split of our common stock at a ratio between one-for-four (1:4) and one-for-forty (1:40), if and as determined by our board of directors, at any time before the next meeting of stockholders of the Company.

5.

A proposal to authorize a reduction of the number of shares of common stock authorized by our Amended and Restated Certificate of Incorporation, if and in an amount as determined by our board of directors.

A quorum was present in person or by proxy. Each matter was approved. The voting results are as follows:

Proposal One	Votes For	Votes Withheld	Broker Non- Vote	Total Votes (For + Witheld)
Dennis P. Calvert	50,620,641	708,305	44,918,490	51,328,946
Kenneth R. Code	50,119,222	1,209,724	44,918,490	51,328,946
Dennis E. Marshall	50,536,263	792,683	44,918,490	51,328,946
Joseph L. Provenzano	49,993,384	1,335,562	44,918,490	51,328,946
Kent C. Roberts II	50,512,908	816,038	44,918,490	51,328,946
John S. Runyan	50,566,943	762,003	44,918,490	51,328,946
Jack B. Strommen	50,513,483	815,463	44,918,490	51,328,946

Proposals 2 - 5	Votes For	Votes Against	Votes Abstain	Broker Non-Vote	Total votes
2	41,886,128	1,486,549	7,956,269	44,918,490	51,328,946
3	91,951,332	213,736	4,082,367	-	96,247,435
4	80,329,647	11,980,236	3,925,178	-	96,235,061
5	85,541,153	5,276,916	3,524,571	1,892,424	94,342,640

For the Advisory Approval of Executive Compensation, prior year votes are as follows:

Year	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
2017	27,248,643	343,971	242,499	28,177,525
2018	34,117,919	1,102,804	247,388	35,954,467

There were no director nominees other than as set forth above.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Exhibit Description	Form	File Date
10.1*	OID twelve-month promissory note
10.2*	Stock purchase warrant issued to OID twelve-month investors
10.3	Convertible Promissory Note issued to Tangiers Global, LLC dated January 31, 2019	8-K	February 11, 2019

* Filed hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2019	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer